EXHIBIT 10.1

SHARE ACQUISITION AND EXCHANGE AGREEMENT

Dated March 13, 2018

by and among

Grasshopper Staffing, Inc.

IndeLiving Holdings, Inc.

and

the Shareholders of IndeLiving Holdings, Inc.

5.	REPRESENTATIONS AND WARRANTIES OF GRASSHOPPER		17

	5.1	Power and Authority of Grasshopper	17
	5.2	Consents and Approvals	18
	5.3	Litigation; Complaints; Government Inquiries	18
	5.4	Financial Statements	18
	5.5	Compliance with Laws	19
	5.6	No Adverse Changes	19
	5.7	Exchange Act Reports	19
	5.8	Trading	19

6.	COVENANTS; ADDITIONAL AGREEMENTS		19

	6.1	Affirmative Covenants	19
	6.2	Negative Covenants of IndeLiving	20
	6.3	Access and Information	21
	6.4	Confidential Information	21
	6.5	Additional Covenants of Grasshopper, IndeLiving and the Shareholders	21

7.	CLOSING CONDITIONS		22

	7.1	Conditions to the Obligations of the Shareholders to Close	22
	7.2	Conditions to Grasshopper's Obligation to Close	23

8.	TERMINATION		24

	8.1	Termination	24
	8.2	Effect of Termination	24

9.	NOTICES		24

10.	MISCELLANEOUS		24

	10.1	Entire Agreement	24
	10.2	Waiver	24
	10.3	Amendment	25
	10.4	Construction	25
	10.5	Assignment	25
	10.6	Costs and Expenses	25
	10.7	Non-Impairment of Rights	25
	10.8	Counterparts	25
	10.9	Governing Law	25

Exhibits:
Exhibit A	Schedule of Shareholders
Exhibit B	Boruff Employment Agreement

Schedules:
3.6	IndeLiving Intellectual Property Rights
3.12	IndeLiving Financial Statements
3.13	IndeLiving Contracts

SHARE ACQUISITION AND EXCHANGE AGREEMENT

This Share Acquisition and Exchange Agreement (“Agreement”) dated March 13, 2018, is between and among Grasshopper Staffing, Inc. (“Grasshopper”), a corporation organized under the laws of the State of Nevada having an office for the transaction of business at 200 S. Victoria Avenue, Pueblo, Co  81003, IndeLiving Holdings, Inc. (“IndeLiving”), a corporation organized under the laws of the State of Florida having an office for the transaction of business at 3847 River Vista Way Louisville, TN  37777, and the shareholders of IndeLiving listed on the signature pages and Exhibit A hereto, constituting all of the shareholders of IndeLiving (collectively, the “Shareholders” and individually a “Shareholder”), each having an address set forth on Exhibit A hereto.

WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock of IndeLiving (“IndeLiving Shares”); and

WHEREAS, Grasshopper desires to acquire from the Shareholders, and the Shareholders desire to sell to Grasshopper, all of the IndeLiving Shares in exchange (the “Exchange”) for the issuance by Grasshopper to the Shareholders of an aggregate of Five Million Two Hundred Thousand (5,200,000) shares (the “Grasshopper Shares”) of the Grasshopper common stock, par value $0.0001 per share (the “Grasshopper Common Stock”), making IndeLiving a wholly-owned subsidiary of Grasshopper, on the terms and conditions set forth below; and

WHEREAS, it is the intention of the parties hereto that: (i) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the Exchange shall qualify as a “tax-free” transaction within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, the parties agree, as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions.  In this Agreement:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise;

“Balance Sheet Date” means December 31, 2017;

“Boruff Employment Agreement” means the form of Employment Agreement by and between Grasshopper and Scott M. Boruff in the form attached to this Agreement as Exhibit B;

“Commission” means the United States Securities and Exchange Commission;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“IndeLiving Financial Statements” means the unaudited balance sheet at December 31, 2017 and the unaudited profit and loss statement for the year ended December 31, 2017;

“GAAP” means U.S. generally accepted accounting principles consistently applied;

“Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign;

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not;

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to any Income Tax, including any schedule or attachment thereto, and including any amendment thereof;

“Intellectual Property Right” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, URL's, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium);

“Liability” or “Liabilities” mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto;

“Lien” means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which Grasshopper, IndeLiving or any Shareholder is a party by reason of the occurrence of (i) a violation, breach or default thereunder by Grasshopper, IndeLiving or any Shareholder, as the case may be; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by Grasshopper, IndeLiving or any Shareholder, as the case may be, under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, “tag” or “drag” along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of Grasshopper, IndeLiving or any Shareholder;

“Material Adverse Effect” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Grasshopper, IndeLiving or any Shareholder, as the case may be, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby;

“Person” means a natural person, company, corporation, partnership, association, trust or any unincorporated organization;

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act;

“Grasshopper Reports” has the meaning attributed to such term in Section 5.7;

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary;

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

“Taxation Authority” means any federal, state, local or foreign governmental agency, department or other entity which is authorized by applicable law to assess and collect Taxes;

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

“Treas. Reg.” means the regulations promulgated by the United States Department of the Treasury under the Code, as amended.

1.2

Interpretation.

1.2.1

As used in this Agreement, unless the context clearly indicates otherwise:

(a)

words used in the singular include the plural and words in the plural include the singular;

(b)

reference to any Person includes such person's successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c)

reference to any gender includes the other gender;

(d)

whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import;

(e)

reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

(f)

the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g)

reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)

reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(i)

relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(j)

the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.2

This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

1.2.3

Where a statement in this Agreement is qualified by the expression “to the best of Grasshopper’s knowledge,” “to the best of IndeLiving’s knowledge,” “to the best of the Shareholder’s knowledge,” “so far as Grasshopper is aware,” “so far as IndeLiving is aware” or “so far as the Shareholder is aware” or any similar expression shall be deemed to include Grasshopper’s, IndeLiving’s or the Shareholder’s actual knowledge and what Grasshopper, IndeLiving or the Shareholder should have known after due and careful inquiry of, in the case of Grasshopper and IndeLiving, the President, the members of the Board of Directors and any relevant person(s) involved in the management of the business of Grasshopper and IndeLiving.

2.

ACQUISITION OF INDELIVING BY GRASSHOPPER; CLOSING

2.1

Exchange of the IndeLiving Shares for the Grasshopper Shares. On the Closing Date, the Shareholders shall exchange, transfer and assign all of the IndeLiving Shares to Grasshopper, and Grasshopper shall issue and deliver to the Shareholders the Grasshopper Shares in the amounts and to each Shareholder as set forth in Exhibit A hereto.

2.2

Closing. Closing of the Exchange (“Closing”) shall take place at the offices of Grasshopper or such other location as mutually agreed upon by Grasshopper and IndeLiving. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. The Closing shall occur on the first business day following the satisfaction of the closing conditions described in Section 7 herein (the “Closing Date”) or at such other date as the parties may agree in writing.

2.3

Shareholders’ and IndeLiving Closing Deliveries. At or prior to the Closing, the Shareholders and/or IndeLiving shall deliver to Grasshopper the following:

(a)

incorporation or formation documents and amendments thereto, certificate of good standing in IndeLiving’s jurisdiction of incorporation;

(b)

all applicable schedules hereto;

(c)

all minutes and resolutions of board of director and shareholder meetings in possession of IndeLiving;

(d)

all financial statements and tax returns of IndeLiving in its possession;

(e)

copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto; and

(f)

any other document reasonably requested by Grasshopper that it deems necessary for the consummation of this transaction.

2.4

Grasshopper Closing Deliveries. At or prior to the Closing, Grasshopper shall deliver to the Shareholders the following:

(a)

all applicable schedules hereto; and

(b)

certificates representing Grasshopper Shares issued in the denominations as set forth opposite the respective names of the Shareholders as set forth on Exhibit A on the Closing Date, duly authorized, validly issued, fully paid for and non-assessable. The certificates representing the Grasshopper Shares will bear the legend set forth in Section 4.4 hereof.

3.

REPRESENTATIONS AND WARRANTIES OF INDELIVING

IndeLiving hereby warrants and represents to Grasshopper, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

3.1

Power and Authority. IndeLiving is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets.

IndeLiving is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and/or foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. IndeLiving has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by IndeLiving in connection with the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by IndeLiving prior to or at the Closing, the performance of its obligations hereunder and thereunder and the consummation by IndeLiving of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of IndeLiving, and no other corporate proceedings on the part of IndeLiving are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by IndeLiving, and, assuming this Agreement has been duly executed by Grasshopper and the Shareholders, this Agreement constitutes a valid and binding agreement of IndeLiving, enforceable against IndeLiving in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3.2

Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the Articles of Incorporation and Bylaws of IndeLiving, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to IndeLiving, or by which either IndeLiving or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which IndeLiving is a party, or the creation of Liens on any of the property or assets of IndeLiving.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by IndeLiving in connection with the execution of this Agreement or the consummation by it of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

3.3

Authorized and Issued Capital Stock. IndeLiving is authorized, pursuant to its incorporation and or formation documents, to issue one hundred million (100,000,000) shares of common stock,____________ $0.001 par value, and ten million (10,000,000) shares of blank check preferred stock, $0.001 par value, of which five hundred (500) shares have been designated as Series A Super Voting Preferred Stock (“IndeLiving Series A”). As of the date hereof twenty three million nine hundred thousand (23,900,000) shares of IndeLiving's common stock and five hundred (500) shares of IndeLiving Series A are issued and outstanding, all of which are owned by the Shareholders, including Platinum Equity Advisors, LLC, a Tennessee limited liability company (“Platinum Equity”), which is IndeLiving’s principal shareholder and the holder of all outstanding shares of IndeLiving Series A.  All of the outstanding IndeLiving Shares are issued on an uncertificated basis.

The IndeLiving Shares have been duly authorized, are duly and validly issued, fully paid, and nonassessable, and to IndeLiving’s knowledge are free of any Lien, encumbrance or restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws.  To IndeLiving’s knowledge there is no outstanding security of any kind convertible into or exchangeable for shares or equity ownership interest in IndeLiving. Prior to the Closing, Platinum Equity shall return the IndeLiving Series A to IndeLiving for cancellation.

3.4

Subsidiaries. IndeLiving owns no subsidiaries, and on the Closing Date, IndeLiving shall not own, or be a party to any agreement to own, any securities of any other corporation, or any other entity or business association of whatever kind.

3.5

Undisclosed Liabilities. As of the Closing Date, IndeLiving has no debts, Liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted) except such debts, Liabilities or obligations that have been disclosed to Grasshopper in this Agreement or in the IndeLiving Financial Statements.

3.6

Intellectual Property.

3.6.1

The activities of IndeLiving (or of any licensee under any license granted by IndeLiving) do not infringe or are not likely to infringe on any Intellectual Property Rights of any third party and no claim has been made, has been threatened, or is likely to be made or threatened, against IndeLiving or any such licensee in respect of such infringement.

3.6.2

Details of all registered Intellectual Property Rights (including applications to register the same) and all commercially significant unregistered Intellectual Property Rights owned or used by IndeLiving are set out in Schedule 3.6.

3.6.3

IndeLiving does not, as of the date hereof, use in its business any Intellectual Property Rights, other than the Intellectual Property Rights identified on Schedule 3.6, and is under no obligation to pay license fees or royalties for any Intellectual Property Rights other than those identified on said Schedule.

3.7

Personal Property. IndeLiving has good and marketable title to, or in the case of leased or licensed personal property, it has valid leasehold or license interests in, all Personal Property, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. Each item of Personal Property has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is generally adequate for the uses to which it is being put.  None of such Personal Property is subject to any Liens, other than:

3.7.1

Liens that do not materially detract from the value of the Personal Property as now used, or materially interfere with any present or intended use of the Personal Property; or

3.7.2

Liens reflected on the IndeLiving Financial Statements.

3.8

Real Property.  IndeLiving does not own or lease any real property.

3.9

Litigation and Complaints.

3.9.1

IndeLiving is not engaged in any litigation or arbitration proceedings, and there are no such proceedings pending or, to the knowledge of IndeLiving, threatened against or by IndeLiving. To the best of IndeLiving's knowledge, there are no matters or circumstances which are likely to give rise to any litigation or arbitration proceedings by or against IndeLiving.

3.9.2

IndeLiving is not subject to any investigation, inquiry or enforcement proceedings or processes by any Governmental Entity, and to the best of IndeLiving's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

3.10

Employees; Benefits.

3.10.1

IndeLiving is not party to or bound by any collective bargaining, shop or similar agreements.

3.10.2

IndeLiving does not have any “employee benefit plans” including, but not limited to, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, whether written or unwritten, qualified or unqualified, funded or unfunded, currently maintained, or contributed to, or required to be maintained or contributed to, by IndeLiving (each of which is referred to as a “Benefit Plan” and all of which are collectively referred to as the “Benefit Plans”), other than the employment contracts, medical, dental, vision, disability, life insurance and or vacation benefits.

3.11

Tax Matters.

3.11.1

IndeLiving has filed, all federal Income Tax Returns and all other material Tax Returns that it was required to file since the date of its organization.

3.11.2

To the best of IndeLiving's knowledge, IndeLiving has paid all Taxes that it was required to pay since the date of its organization.

3.11.3

IndeLiving is not currently the beneficiary of any extension of time within which to file any Tax Return.

3.11.4

To the best of IndeLiving's knowledge, there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of IndeLiving.

3.11.5

There is no material dispute or claim concerning any Tax liability of IndeLiving either (i) claimed or raised by any Taxation Authority in writing or (ii) as to which IndeLiving has knowledge, except for those reflected on the IndeLiving Financial Statements.

3.12

Financial Statements. Schedule 3.12 contains copies of the IndeLiving Financial Statements.

3.13

Contracts.  A copy of each of the material contracts, instruments, agreements, or understandings, whether written or oral, to which IndeLiving is a party that relates to or affects the assets or operations of IndeLiving or to which IndeLiving’s assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to Grasshopper, a list of which is attached hereto as Schedule 3.13.  Each of the Contracts is a valid and binding obligation of IndeLiving and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $50,000.  There are no existing defaults by IndeLiving thereunder or, to the knowledge of IndeLiving, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

3.14

Compliance with Laws. IndeLiving is conducting its business or affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers.  IndeLiving has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.15

No Adverse Changes.  Since the Balance Sheet Date, there has not been (a) any change in the business, prospects, the financial or other condition, or the respective assets or Liabilities of IndeLiving as reflected in the IndeLiving Financial Statements, (b) any loss sustained by IndeLiving, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has interfered, or may interfere, with the operation of IndeLiving’s business, or (c) to the knowledge of IndeLiving, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which does or would affect the results of operations or the business or financial condition of IndeLiving, in any or all such instances which would have a Material Adverse Effect on IndeLiving.

3.16

Insurance.  IndeLiving maintains insurance against all risks customarily insured against by companies in its industry.  All such policies are in full force and effect, and IndeLiving has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to IndeLiving.

3.17

Incorporation or Formation Documents; Minute Books.  The copies of the incorporation or formation documents of IndeLiving, and all amendments to each are true, correct and complete.  The minute book of IndeLiving contain true and complete records of all meetings and consents in lieu of meetings of their Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization.  The stock records of IndeLiving are true, correct and complete.

3.18

Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any Person in such a manner as to give rise to any valid claim by any Person against IndeLiving for a finder’s fee, brokerage commission or similar payment.

4.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder severally and not jointly hereby warrants and represents to Grasshopper and IndeLiving, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

4.1

Power and Authority. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by each Shareholder prior to or at the Closing, the performance of each Shareholder’s obligations hereunder and thereunder and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each Shareholder, and no other proceedings on the part of the Shareholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each Shareholder, and, assuming this Agreement has been duly executed by IndeLiving and Grasshopper, this Agreement constitutes a valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.2

Ownership of IndeLiving Shares.  The Shareholder is the sole record and beneficial owner of the IndeLiving Shares, all of which IndeLiving Shares are owned free and clear by the Shareholder of all Liens, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.  The IndeLiving Shares are held by the Shareholder on an uncertificated basis.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Shareholder to sell or transfer to any third person any of the IndeLiving Shares owned by the Shareholder, or any interest therein.  The Shareholder has full power and authority to exchange, transfer and deliver to Grasshopper the IndeLiving Shares.

4.3

Consents and Approvals. The execution and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to the Shareholder, or (b) by which either the Shareholder or his properties or assets may be bound or affected, or result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which the Shareholder is a party, or the creation of Liens on any of the properties or assets of the Shareholder.

No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Shareholder in connection with the execution of this Agreement by the Shareholder or the consummation by him of the transactions contemplated hereby, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

4.4

Investment Representations.

4.4.1 The Shareholder is acquiring the Grasshopper Shares for his own account with the present intention of holding such securities for purposes of investment, and he has no present intention of distributing such Grasshopper Shares or selling, transferring or otherwise disposing of such Grasshopper Shares in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America.

4.4.2 The Shareholder understands that (a) the Grasshopper Shares are “restricted securities,” as defined in Rule 144 under the Securities Act; (b) such Grasshopper Shares have not been registered under the Securities Act, and are being or will be issued in reliance on exemptions for private offerings contained in Section 4(a)(2) of the Securities Act; (c) the Grasshopper Shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (d) until such time as the Grasshopper Shares become eligible for sale by the Shareholder, either pursuant to the registration of such shares under the Securities Act, or pursuant to a valid exemption from such registration, the certificates evidencing the Grasshopper Shares shall contain the following legends:

“The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or the issuer of such shares shall have received an opinion of counsel satisfactory to Grasshopper Staffing, Inc. to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state.”

4.4.3

The Shareholder is fully aware of the restrictions on sale, transferability and assignment of the Grasshopper Shares, and that he must bear the economic risk of retaining ownership of such securities for an indefinite period of time. The Shareholder is aware that (a) the Grasshopper Shares will not be registered under the Securities Act; and (b) because the issuance of the Grasshopper Shares has not been registered under the Securities Act, an investment in the Grasshopper Shares cannot be readily liquidated if the Shareholder desires to do so, but rather may be required to be held indefinitely.

4.5

Information on Shareholders.  The Shareholder is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act and is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement.  The Shareholder acknowledges that he has had the opportunity to review the Grasshopper Reports.  The Shareholder understands that his acquisition of the Grasshopper Shares is a speculative investment, and each Shareholder represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

4.6

Access to Counsel.  The Shareholder acknowledges that, in executing this Agreement, he has had the opportunity to seek the advice of independent legal and/or tax counsel, and has read and understood all of the terms and provisions of this Agreement.

5.

REPRESENTATIONS AND WARRANTIES OF GRASSHOPPER

Grasshopper hereby warrants and represents to IndeLiving and the Shareholders, as of the date of this Agreement and with the same force and effect on the Closing Date as if then made, as follows:

5.1

Power and Authority of Grasshopper. Grasshopper is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Grasshopper Staffing, Inc. (“Grasshopper Subsidiary”) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Each of Grasshopper and the Grasshopper Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. Grasshopper has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Grasshopper in connection with the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by Grasshopper prior to or at the Closing, the performance of its obligations hereunder and thereunder and the consummation by Grasshopper of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Grasshopper, and no other corporate proceedings on the part of Grasshopper are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed by Grasshopper, and, assuming this Agreement is duly executed by the Shareholders and IndeLiving, this Agreement constitutes a valid and binding agreement of Grasshopper, enforceable against Grasshopper in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5.2

Consents and Approvals. The execution and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (a) conflict with or violate the Articles of Incorporation or Bylaws of Grasshopper, (b) conflict with or violate any statute, ordinance, rule, regulation, judgment, order, writ, injunction, decree or law applicable to Grasshopper, or by which Grasshopper or its properties or assets may be bound or affected, or (c) result in a violation or breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, any contract, agreement or arrangement to which Grasshopper is a party, or the creation of Liens on any of the property or assets of Grasshopper, other than the outstanding warrants and options previously disclosed in the Grasshopper Reports. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Grasshopper in connection with the execution of this Agreement by Grasshopper or the consummation by it of the transactions contemplated hereby, except for consents, approvals, orders, authorizations, registrations, declarations or filings, the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect.

5.3

Litigation; Complaints; Government Inquiries.

5.3.1

Grasshopper is not engaged in any litigation or arbitration proceedings, except as identified in the Grasshopper Reports (as hereinafter defined), and there are no other such proceedings pending or, to the knowledge of Grasshopper, threatened against or by Grasshopper. To the best of Grasshopper's knowledge, there are no matters or circumstances which are likely to give rise to any additional litigation or arbitration proceedings by or against Grasshopper.

5.3.2

Grasshopper is not subject to any investigation, inquiry, unresolved SEC comments or enforcement proceedings or processes by any Governmental Entity, and to the best of Grasshopper's knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

5.4

Financial Statements. The consolidated balance sheet of Grasshopper at July 31, 2017 and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year then ended, including the notes thereto, as audited by RBSM LLP, certified public accountants and the unaudited consolidated balance sheet of the Grasshopper at October 31, 2017 and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the three month period then ended prepared by the Grasshopper’s management (collectively, the “Grasshopper Financial Statements”) are contained in the Grasshopper Reports. The Grasshopper Financial Statements included in the Grasshopper Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Grasshopper and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.5

Compliance with Laws. Except as set forth in the Grasshopper Reports, Grasshopper is conducting its business or affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers.  Grasshopper has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

5.6

No Adverse Changes.  Since October 31, 2017, there has not been (a) any change in the business, prospects, the financial or other condition, or the respective assets or Liabilities of Grasshopper as reflected in the Grasshopper Financial Statements, (b) any loss sustained by Grasshopper, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has interfered, or may interfere, with the operation of Grasshopper’s business, or (c) to the knowledge of Grasshopper, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which does or would affect the results of operations or the business or financial condition of Grasshopper, in any or all such instances which would have a Material Adverse Effect on Grasshopper.

5.7

Exchange Act Reports.  Grasshopper has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Grasshopper Reports”).  As of their respective dates, the Grasshopper Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Grasshopper Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.8

Trading.  The Grasshopper Common Stock is currently quoted on the OTCPink Tier of the OTC Markets and Grasshopper has received no notice that the Grasshopper Common Stock is subject to being discontinued from quotation thereon.

6.

COVENANTS; ADDITIONAL AGREEMENTS

6.1

Affirmative Covenants.  Prior to the Closing Date or the earlier termination of this Agreement, pursuant to Section 8 hereof, unless otherwise specifically provided in this Agreement or consented to in writing by Grasshopper, the Shareholders and IndeLiving, Grasshopper and IndeLiving each shall: (i) operate its business and conduct its affairs only in the usual and ordinary course consistent with past practices, and in such manner as shall be consistent with all representations and warranties of Grasshopper and IndeLiving so that the same remain true and accurate as of the Closing Date; (ii) preserve substantially intact its business organization, maintain its rights and franchises, use its reasonable efforts to retain the services of its officers and key employees and maintain its relationships with its customers and suppliers.

6.2

Negative Covenants of IndeLiving.  Except as specifically provided in this Agreement or otherwise consented to in writing by Grasshopper (which consent shall not be unreasonably withheld) from the date of this Agreement until the Closing Date, or until the earlier termination of this Agreement, IndeLiving shall not do any of the following:

(a)

(i) increase the compensation payable or to become payable to any director of officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, or amend, any Benefit Plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

(b)

declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

(c)

(i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities;

(d)

acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person;

(e)

sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

(f)

initiate, solicit, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquires or otherwise with respect to a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of IndeLiving or any investment banker, financial advisor, attorney, accountant or other representative retained by IndeLiving to take any such action;

(g)

propose or adopt any amendments to its Articles of Incorporation or Bylaws;

(h)

incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

(i)

(i) change any of its methods of accounting in effect at December 31, 2017 (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal Income Tax purposes from those employed in the preparation of the federal Income Tax Returns for the taxable year ended December 31, 2017, except, in the case of clause (i) or (ii) as may be required by Law or generally accepted accounting principles; or

(j)

agree in writing or otherwise to do any of the foregoing.

6.3

Access and Information.  Grasshopper and IndeLiving shall:  (i) provide to the Shareholders, each party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the “Representatives”) reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the other party and to the books and records thereof; (ii) furnish promptly to the other party and their representatives such information concerning the business, properties, contracts, records and personnel of the other party (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by such party; each party shall keep such information confidential in accordance with the terms of Section 6.4.

6.4

Confidential Information. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, each party hereto will have access to data and confidential information relating to the other parties.  Each party hereto shall treat such data and information as confidential, preserve the confidentiality thereof and not duplicate or use such data or information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each party hereto shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use reasonable efforts, including instructing its employees who have had access to such information, to keep confidential and not to use any such data or information; provided, however, that such obligations shall not apply to any data and information (i) which at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving party, (iii) which the receiving party knew or to which the receiving party had access prior to disclosure by the disclosing party, (iv) which is required by law, regulation or exchange rule, or in connection with legal process, to be disclosed, (v) which is disclosed by a receiving party to its attorneys or accountants, who shall respect the above restrictions, or (vi) which is obtained in connection with any Tax matters and is disclosed in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

6.5

Additional Covenants of Grasshopper, IndeLiving and the Shareholders.  Until the Closing Date or earlier termination of this Agreement, Grasshopper, IndeLiving and the Shareholders shall not take or agree in writing or otherwise take any action which would make any of the representations or warranties of Grasshopper or IndeLiving or the Shareholders contained in this Agreement untrue or incorrect or prevent Grasshopper or IndeLiving or the Shareholders from performing or causing or cause Grasshopper, IndeLiving and the Shareholders not to perform their covenants hereunder.

7.

CLOSING CONDITIONS

7.1

Conditions to the Obligations of IndeLiving and the Shareholders to Close. The obligation of IndeLiving and the Shareholders to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment to the satisfaction of IndeLiving and the Shareholders, or the waiver by IndeLiving and the Shareholders, at or prior to the Closing of each of the following conditions:

7.1.1

Each of the representations and warranties of Grasshopper contained in Article 5 shall be true, correct and complete on and as of the Closing Date as though then made;

7.1.2

That the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

7.1.3

No change shall have occurred in the financial, business or trading conditions of Grasshopper from the date hereof up to and including the Closing Date which does or could have a Material Adverse Effect on Grasshopper;

7.1.4

All third party and other consents required for the Exchange shall have been obtained;

7.1.5

No action, suit or proceeding shall have been instituted or, to the knowledge of IndeLiving or the Shareholders, be pending or threatened before any court or other governmental body by any public agency or governmental authority seeking to restrain, enjoin or prohibit the Exchange or to seek damages or other relief in connection therewith against the Shareholders or IndeLiving;

7.1.6

On the Closing Date, Mr. Jeremy Gindro, the sole director of Grasshopper, shall have resigned and immediately prior to such resignation shall have appointed Mr. Scott Boruff (“Boruff”) a director of Grasshopper and its Chief Executive Officer and President;

7.1.7

On the Closing Date, Ms. Melanie Osterman, the sole officer of Grasshopper, shall have resigned all offices with Grasshopper, but shall remain as an officer of the Grasshopper Subsidiary;

7.1.8

Grasshopper shall have (a) raised at least $325,000 in proceeds from the sale of its securities, and (b) shall have satisfied all payroll tax obligations due the Internal Revenue Service in full; and

7.1.9

Grasshopper and Boruff shall have entered into the Boruff Employment Agreement.

7.2

Conditions to Grasshopper's Obligation to Close. The obligation of Grasshopper to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment to the satisfaction of Grasshopper, or the waiver by Grasshopper, at or prior to the Closing, of each of the following conditions:

7.2.1

Each of the representations and warranties of IndeLiving contained in Article 3, and each of the representations and warranties of the Shareholders contained in Article 4 shall be true, correct and complete on and as of the Closing Date as though then made;

7.2.2

That the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

7.2.3

No change shall have occurred in the financial or business conditions of IndeLiving from the date hereof up to and including the Closing Date which does or could have a Material Adverse Effect on IndeLiving;

7.2.4

All third party and other consents required for the Exchange shall have been obtained;

7.2.5

No action, suit or proceeding shall have been instituted or, to the knowledge of IndeLiving or the Shareholders, be pending or threatened before any court or other governmental body by any public agency or governmental authority seeking to restrain, enjoin or prohibit the Exchange or to seek damages or other relief in connection therewith against the Shareholders or IndeLiving;

7.2.6

Grasshopper’s independent registered public accounting firm shall have determined, in its sole discretion, that such audited financial statements of IndeLiving as are deemed necessary to comply with Grasshopper’s disclosure obligations under the rules and regulations of the Commission can be prepared within the scope and timeframe prescribed therein;

7.2.7

The IndeLiving Warrants shall have been exercised and the IndeLiving Series A Shares shall have been cancelled; and

7.2.8

Grasshopper and Boruff shall have entered into the Boruff Employment Agreement.

8.

TERMINATION

8.1

Termination.  This Agreement may be terminated at any time prior to or, at Closing, by:

(a)

The mutual agreement of the parties;

(b)

Any party if:

(i)

Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

(ii)

Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

(iii)

by March 31, 2018, the Closing conditions are not satisfied.

8.2

Effect of Termination.  In the event of termination of this Agreement pursuant to Section 8.2, this Agreement shall become void, there shall be no liability under this Agreement on the part of Grasshopper, the Shareholders or IndeLiving or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, other than as specifically set forth to the contrary herein.

9.

NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed given if sent by e-mail transmission (if receipt is electronically confirmed), or by a prepaid overnight courier service (if receipt is confirmed in writing) addressed to the Grasshopper and IndeLiving to the addresses set forth earlier in this Agreement, and to the Shareholders to the address set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified by like notice).

10.

MISCELLANEOUS

10.1

Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. All prior negotiations and agreements between the parties hereto with respect to the transactions provided for herein are superseded by this Agreement.

10.2

Waiver.  No waiver of any of the provisions of this Agreement shall be effective against any party to this Agreement unless reduced in writing and duly signed by such party. The waiver by any party of any right hereunder or of any breach of any of the terms hereof or defaults hereunder shall not be deemed a waiver of any other rights or any subsequent breach or default, whether of the same or of a similar nature, and shall not in any way affect the terms hereof except to the extent of such waiver.

10.3

Amendment.  This Agreement cannot be amended or modified unless made in writing and duly signed by or on behalf of the Shareholders, IndeLiving and Grasshopper.

10.4

Construction.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

10.5

Assignment.  This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees.

10.6

Costs and Expenses.  Each party shall pay its own and its advisers' fees and expenses (including financial and legal advisors) incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated herein.

10.7

Non-Impairment of Rights.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

10.8

Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of the Agreement signed by the other party or parties hereto. Delivery of an executed copy of this Agreement by facsimile transmission shall have the same effect as delivery of an originally executed copy of this Agreement, whether an originally executed copy shall be delivered subsequent thereto.

10.9

Governing Law.  This Agreement shall be governed and construed under and in accordance with the laws of the State of Nevada.  Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the United States District Court for the Eastern District of Tennessee, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in personam jurisdiction of the United States District Court for the Eastern District of Tennessee in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the Eastern District of Tennessee and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.  THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Grasshopper Staffing, Inc.

By: /s/ Melanie Osterman
Melanie Osterman, Chief Executive Officer

IndeLiving Holdings, Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

[SHAREHOLDER SIGNATURE PAGE TO

 SHARE ACQUSITION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Platinum Equity Advisors, LLC

By: /s/ Scott M. Boruff
Scott M. Boruff, Manager

Address:	________________________
________________________

Taxpayer ID No.	________________________

[SHAREHOLDER SIGNATURE PAGE TO

 SHARE ACQUSITION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

/s/ Jack E. Arms
Jack E. Arms

Address:	_______________________
_______________________

Taxpayer ID No.	_______________________

[SHAREHOLDER SIGNATURE PAGE TO

 SHARE ACQUSITION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

/s/ Brad Pruitt
Brad Pruitt

Address:	________________________________
________________________________

Taxpayer ID No.	________________________

[SHAREHOLDER SIGNATURE PAGE TO

 SHARE ACQUSITION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

/s/ Parker Frost
Parker Frost

Address:	_______________________________
_______________________________

Taxpayer ID No.	________________________

[SHAREHOLDER SIGNATURE PAGE TO

 SHARE ACQUSITION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

/s/ Dr. Michael McIntrye
Dr. Michael McIntrye

Address:	_____________________
_____________________

Taxpayer ID No.	_____________________

[SHAREHOLDER SIGNATURE PAGE TO

 SHARE ACQUSITION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

/s/ Lisa Marie Marcy
Lisa Marie Marcy

Address:	______________________
______________________

Taxpayer ID No.	________________________

Exhibit A

IndeLiving Shareholder	No. of IndeLiving Shares to be Tendered	No. of Grasshopper Shares to be Issued

Platinum Equity Advisors, LLC	17,000,000	3,664,854
Jack E. Arms	2,250,000	500,000
Brad Pruitt	2,250,000	500,000
Parker Frost	1,000,000	217,573
Dr. Michael McIntrye	1,000,000	217,573
Lisa Marie Marcy	400,000	100,000
	23,900,000	5,200,000